UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2023

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15320 Highway 105 W, Suite 210

Montgomery, TX 77356

(Address of principal executive offices, and Zip Code)

(936) 539-3300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On December 19, 2023, Kodiak Gas Services, Inc., a Delaware corporation (“Kodiak”), Kodiak Gas Services, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of Kodiak (“Kodiak Services”), Kick Stock Merger Sub, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of Kodiak (“Stock Merger Sub”), Kick GP Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Kodiak Services (“GP Merger Sub”), Kick LP Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Kodiak Services (“Unit Merger Sub”), CSI Compressco LP, a Delaware limited partnership (the “Partnership”), and CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Stock Merger Sub will merge with and into the Partnership (the “Initial LP Merger” and the effective time of such merger, the “Initial Effective Time”), with the Partnership surviving the Initial LP Merger (the “Initial LP Surviving Entity”). Following the Initial LP Merger, (a) GP Merger Sub will merge with and into the General Partner (the “GP Merger”), with the General Partner surviving the GP Merger as a direct, wholly-owned subsidiary of Kodiak Services and (b) Unit Merger Sub will merge with and into the Initial LP Surviving Entity (the “Subsequent LP Merger” and, together with the Initial LP Merger, the “LP Mergers” and, together with the GP Merger, the “Mergers”), with the Initial LP Surviving Entity surviving the Subsequent LP Merger as a wholly owned subsidiary of Kodiak Services. At the Initial Effective Time, pursuant to the Initial LP Merger, each common unit representing limited partner interests in the Partnership (the “Partnership Common Units”) issued and outstanding immediately prior to the Initial Effective Time (other than the Partnership Common Units (i) held directly by Kodiak, GP Merger Sub or LP Merger Sub or (ii) held by the Electing Unitholders (as defined below)) will be automatically converted into the right to receive 0.086 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Kodiak (“Kodiak Common Stock”). Each holder of Partnership Common Units that both (i) is an Accredited Investor (as defined in the Merger Agreement) and (ii) has negative tax capital in an absolute value of $50,000 or greater, may elect to receive as consideration for each Electing Unit, in lieu of a number of shares of Kodiak Common Stock equal to the Exchange Ratio, a number of common units in Kodiak Services (“OpCo Units”) equal to the Exchange Ratio and an equal number of shares of Series A Preferred Stock of Kodiak (“Series A Preferred Stock”) (each unitholder making such an election, an “Electing Unitholder” and any Partnership Common Units held by such Electing Unitholders, “Electing Units”). Each OpCo Unit will be redeemable for one share of Kodiak Common Stock (together with the cancellation of one share of Series A Preferred Stock) pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of Kodiak Services (the “OpCo LLC Agreement” and attached as Exhibit A to the Merger Agreement) that will be effective at the Initial Effective Time.

At the effective time of the Subsequent LP Merger and the GP Merger (the “Subsequent Effective Time”), (a) pursuant to the GP Merger, all of the membership interests in the General Partner (the “GP Membership Interests”) held by Spartan Energy Holdco LLC (“Spartan”) will be automatically cancelled, retired and shall cease to exist for no consideration and (b) pursuant to the Subsequent LP Merger, (i) each Electing Unit issued and outstanding immediately prior to the Subsequent Effective Time will be automatically cancelled, retired and shall cease to exist and will be automatically converted into the right to receive a number of OpCo Units equal to the Exchange Ratio and an equal number of shares of Series A Preferred Stock and (ii) the general partner interest in the Partnership held by the General Partner (the “Partnership GP Interest”) shall represent the right for Spartan, as the former holder of the GP Membership Interests, to receive a number of OpCo Units and shares of Series A Preferred Stock equal to (A) the number of notional units representing the economic Partnership GP Interest in the Partnership multiplied by (B) the Exchange Ratio. The issuance of OpCo Units and Series A Preferred Stock will allow for tax deferral of the consideration to the Electing Unitholders. Each Electing Unitholder will be restricted from transferring its OpCo Units and Series A Preferred Stock for 180 days from the closing of the Mergers, subject to certain exceptions contained in the OpCo LLC Agreement. Shares of Kodiak Common Stock issued in connection with the Mergers will be listed on the New York Stock Exchange (the “NYSE”).

Treatment of Partnership Equity Awards

At the Initial Effective Time, each vested portion of an outstanding time-based Partnership phantom unit that has not yet settled (including any underlying accumulated but not yet settled distribution equivalent rights as of the Initial Effective Time) will be converted into a number of shares of Kodiak Common Stock (rounded to the nearest whole share) equal to (a) the number of Partnership Common Units subject to such vested time-based phantom unit multiplied by (b) the Exchange Ratio. Each unvested portion of an outstanding time-based Partnership phantom unit will be assumed by Kodiak and automatically converted into a time-based Kodiak restricted stock unit (each, a “Kodiak RSU”) in respect of the number of shares of Kodiak Common Stock equal to (x) the number of Partnership Common Units subject to such unvested time-based phantom unit multiplied by (y) the Exchange Ratio.

After the Initial Effective Time, each such Kodiak RSU described above will continue to vest under the original vesting schedule associated with the time-based phantom unit award, and will remain subject to all material terms and conditions of the original award (including rights to distribution equivalent rights) that applied to the corresponding time-based phantom unit award prior to the Initial Effective Time. Any accumulated but not yet settled distribution equivalent rights associated with the time-based Partnership phantom units as of the Initial Effective Time will also carry over and be paid by and in accordance with the terms and conditions applicable to such time-based Partnership phantom unit immediately prior to the Initial Effective Time.

Conditions to the Merger

The obligation of the parties to complete the Mergers is subject to customary closing conditions, including, among others, (i) the receipt of the required approvals from the Partnership’s unitholders, (ii) the absence of any law, order or injunction of a court or governmental entity of competent jurisdiction prohibiting the consummation of the Mergers, (iii) the shares of Kodiak Common Stock issuable in connection with the Mergers having been approved for listing on the NYSE, subject to official notice of issuance, (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) Kodiak’s registration statement on Form S-4 (the “Form S-4”) having been declared effective by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (vi) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain qualifications), (vii) the performance by the parties of their respective obligations under the Merger Agreement in all material respects, (viii) Kodiak obtaining debt financing through an offering of notes by Kodiak or its affiliates in order to refinance the Partnership’s outstanding debt, subject to certain minimum standards of terms and conditions that have been agreed to between the Partnership and Kodiak (the “Minimum Debt Financing”) and (ix) the absence of a material adverse effect with respect to the parties.

Termination Rights

The Merger Agreement contains certain termination rights for both the Partnership and Kodiak, including the right to terminate the Merger Agreement: (i) by mutual consent of the Parties, (ii) by either party, if the Mergers are not consummated on or prior to September 1, 2024 (the “Outside Date”); except that if the Marketing Period (as defined in the Merger Agreement) is commenced but not completed as of the third business day prior to the Outside Date, then the Outside Date can be extended to until two business days after the final day of the Marketing Period, (iii) by either party if a permanent injunction or other permanent legal restraint prevents the consummation of the Mergers, (iv) by Kodiak if the board of directors of the General Partner (the “Board”) has made a Change of Recommendation (as defined in the Merger Agreement), (v) by Kodiak if the Marketing Period has ended and Kodiak has made two attempts to obtain the necessary debt financing prior to the Outside Date that were unsuccessful (“Financing Termination Condition”); provided it is not in willful and material breach of the Merger Agreement otherwise, (vi) by the Partnership to enter into a definitive agreement with respect to a Superior Proposal (that is received prior to January 31, 2024) prior to the earliest of February 20, 2024 and the approval of the Merger Agreement by the requisite number of holders of Partnership Common Units and (vii) by either party if the other party breaches or fails to perform its representations, warranties, covenants or other obligations under the Merger Agreement and such breach or failure to perform would result in the failure of a condition to close and has not or cannot be cured by the earlier of (A) the Outside Date and (B) 30 days after the delivery of written notice to such party of the breach or failure.

Termination Fees

Upon termination of the Merger Agreement under certain specified circumstances, including, among others, (a) termination by the Partnership in order to enter into a definitive agreement with respect to a Superior Proposal, the Partnership would be required to pay Kodiak a termination fee equal to $15 million. Upon termination of the Merger Agreement under certain other specified circumstances, including (a) termination by the Partnership after Kodiak has obtained the necessary debt financing, all other conditions to the closing have been met, and Kodiak fails to close the Mergers, (b) termination by the Partnership or Kodiak at the Outside Date if all conditions to closing have been satisfied, other than the Minimum Debt Financing condition, and the Marketing Period has ended or (c) termination by Kodiak for the occurrence of the Financing Termination Condition, Kodiak would be required to pay the Partnership a termination fee equal to $20 million.

Other Terms of the Merger

The Merger Agreement contains customary representations and warranties of the Partnership and Kodiak relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Partnership and Kodiak, including covenants relating to conducting their respective businesses in the ordinary course and refraining from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants with respect to the Partnership (i) to use reasonable best efforts to obtain the requisite unitholder approval through written consent and (ii) not to solicit alternative acquisition proposals, engage in discussions or negotiations with respect to such proposals or provide non-public information in connection with such proposals, subject in each case to certain exceptions.

The Merger Agreement provides that Partnership and the General Partner must comply with customary non solicitation restrictions, including, among others, certain restrictions on their ability to solicit alternative Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative Acquisition Proposals. Subject to customary exceptions, the Board is required to recommend that the Partnership’s unitholders approve the Merger Agreement and the transactions contemplated thereby.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the Parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Partnership with the SEC at least 48 hours prior to the date of the Merger Agreement (subject to certain exceptions) and (ii) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Partnership that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Partnership files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.

OpCo LLC Agreement

Following the closing of the Mergers, Kodiak will continue to operate its business through Kodiak Services, which will continue to directly and indirectly hold all of the assets and operations of Kodiak and the Partnership. Kodiak Services will be governed by the Opco LLC Agreement to be entered into at the Initial Effective Time.

As a result of the transactions contemplated by the Merger Agreement, the Electing Unitholders at the Initial Effective Time will hold OpCo Units and a corresponding number of shares of Series A Preferred Stock. An OpCo Unit, together with a corresponding share of Series A Preferred Stock, generally will be equivalent economically and in respect of voting power to one share of Kodiak Common Stock.

Pursuant to the Opco LLC Agreement, after 180 days following the closing of the Mergers, a holder of OpCo Units (other than Kodiak or its affiliates) will have the right to exchange all or a portion of its OpCo Units (together with a corresponding number of shares of Series A Preferred Stock) for, at Kodiak’s option, an equal number of shares of Kodiak Common Stock or cash, subject to certain limitations.

In addition, commencing on the fifth anniversary of the closing of the Mergers, the OpCo Units (together with the corresponding shares of Series A Preferred Stock) will be callable at Kodiak’s option and, upon Kodiak’s election, exchanged for an equal number of shares of Kodiak Common Stock.

Series A Preferred Stock

Each share of Series A Preferred Stock will be entitled to one vote per share on all matters submitted to a vote of the holders of Kodiak Common Stock.

In the event of any liquidation, dissolution or winding-up of Parent, each holder of Series A Preferred Stock will be entitled to receive an amount equal to $0.01 per share of Series A Preferred Stock before any distribution of assets is made on shares of Kodiak Common Stock.

Registration Rights Agreement

At the closing of the Mergers, Kodiak will also enter into a separate registration rights agreement with the Electing Unitholders, pursuant to which the Electing Unitholders will have customary registration rights, including certain demand and piggyback rights.

Support and Lockup Agreements

As an inducement to Kodiak entering into the Merger Agreement, on December 19, 2023, each of Spartan, Merced Capital LP, Orvieto Partners, L.P. and the named executive officers of the General Partner (the “Supporting Unitholders”) who collectively own approximately 54% of the outstanding Partnership Common Units, in the aggregate, entered into separate Support and Lockup Agreements with Kodiak, the General Partner and the Partnership (the “Support Agreements”).

Pursuant to the Support Agreements, the Supporting Unitholders agreed to, among other things, promptly following the time when the Form S-4 has been declared effective by the SEC and the Supporting Unitholders have received from Kodiak a copy of the consent statement/prospectus included therein, execute and deliver a written consent covering all of such Supporting Unitholder’s Partnership Common Units approving each of the matters for which the Partnership is soliciting consents of the holders of Partnership Common Units in accordance with the Merger Agreement pursuant to the consent statement/prospectus. The Supporting Unitholders have also agreed to not transfer the Kodiak Common Stock received in connection with the Mergers for 180 days from the closing of the Mergers.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Support Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and are incorporated herein by reference. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Support Agreements contain representations and warranties by each of the parties to the Support Agreements, which were made only for purposes of the Support Agreements and as of a specified date. The representations, warranties and covenants in the Support Agreements were made solely for the benefit of the parties to the Support Agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality, applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Support Agreements, which subsequent information may or may not be fully reflected in the Partnership’s or Kodiak’s public disclosures.

Item 3.02.	UNRESTRICTED SALE OF EQUITY SECURITIES.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

In connection with the announcement of the Merger Agreement, Kodiak issued a press release announcing its entry into the Merger Agreement. A copy of the press release issued on December 19, 2023 is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Kodiak has also posted to its corporate website an investor presentation related to the Mergers, which is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The submission of the information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 and Exhibit 99.2 that is provided solely in connection with Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc., Kick Stock Merger Sub, LLC, Kick LP Merger Sub, LLC, Kick GP Merger Sub, LLC, CSI Compressco LP and CSI Compressco GP.*

Exhibit No.	Description

10.1	Support Agreement, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc., CSI Compressco LP, CSI Compressco Investments LLC, CSI Compressco GP LLC and Spartan Energy Partners LP.

10.2	Support Agreement, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc., CSI Compressco LP, CSI Compressco GP LLC and Orvieto Fund L.P.

10.3	Support Agreement, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc., CSI Compressco LP, CSI Compressco GP LLC and Merced Capital L.P.

10.4	Support Agreement, dated as of December 19, 2023, by and among Kodiak Gas Services, Inc., CSI Compressco LP, CSI Compressco GP LLC, John E. Jackson, Jonathan Byers and Robert Price.

99.1	Press Release dated December 19, 2023.

99.2	Investor Presentation, dated December 19, 2023.

104	Coverage Page Interactive Data File (embedded within the Inline XBRL Document)

*	Schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Important Information about the Transaction and Where to Find It

In connection with the Mergers, Kodiak will file with the SEC a registration statement on Form S-4, that will include a consent solicitation statement of the Partnership and a prospectus of Kodiak. The Mergers will be submitted to the Partnership’s unitholders for their consideration. The Partnership and Kodiak may also file other documents with the SEC regarding the Mergers. A definitive consent solicitation statement/prospectus will be mailed to unitholders of the Partnership. This communication is not a substitute for the registration statement or consent solicitation statement/prospectus that will be filed with the SEC or any other documents that Kodiak or the Partnership (as applicable) may file with the SEC or send to unitholders of the Partnership in connection with the Mergers. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGERS, INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE REGISTRATION STATEMENT, CONSENT SOLICITATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND RELATED MATTERS.

The registration statement and consent solicitation statement/prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Partnership or Kodiak with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from the Partnership at the Partnership’s website at www.csicompressco.com or by directing a request to the Partnership’s Investor Relations Department at jon.byers@csicompressco.com or Kodiak at www.kodiakgas.com or by directing a request to Kodiak’s Investor Relations Department at IR@kodiakgas.com.

Participants in the Solicitation

The Partnership, Kodiak and certain of their respective executive officers, directors, other members of management and employees (including those of the Partnership’s general partner) may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Mergers. Information regarding the directors and executive officers of the Partnership’s general partner is available in the section titled “Part III. Item 10. Directors, Executive Officers, and Corporate Governance” on page 49 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 13, 2023 (and available at https://www.sec.gov/Archives/edgar/data/1449488/000144948823000007/cclp-20221231.htm#i40c921f80f634f31b68afa431e9e8b34_97). Information regarding Kodiak’s directors and executive officers is available in the section titled “Management—Directors and Executive Officers” on page 115 of Kodiak’s final prospectus filed in connection with Kodiak’s initial public offering and with the SEC on June 30, 2023 (and available at https://www.sec.gov/Archives/edgar/data/1767042/000119312523180561/d454014d424b4.htm#rom454014_10). These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement on Form S-4, the consent solicitation statement/prospectus and other relevant materials relating to Mergers to be filed with the SEC when they become available. Security holders, potential investors and other readers should read the consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication relates to the Mergers between Kodiak and the Partnership and is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, pursuant to the Mergers or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement for Purposes of Forward-Looking Statements

This communication contains “forward-looking statements” and information based on the current beliefs of Kodiak. Forward-looking statements in this communication are identifiable by the use of the following words, the negative of such words, and other similar words: “anticipates”, “assumes”, “believes”, “could”, “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will” and “would.” Important factors that could cause actual results to differ from those indicated in the forward-looking statements in this communication include, but are not limited to: (i) the completion of the Mergers on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required on anticipated terms, Kodiak’s ability to obtain the required financing and the Partnership’s unitholder approval; (ii) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the Mergers, including the possibility that any of the anticipated benefits of the Mergers will not be realized or will not be realized within the expected time period; (iii) the ability of Kodiak to integrate its business with the Partnership’s business successfully and to achieve anticipated synergies and value creation; (iv) the risk that disruptions from the Mergers will harm Kodiak’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; (v) potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Mergers; (vi) potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the Mergers that could affect Kodiak’s financial performance and operating results; (vii) certain restrictions during the pendency of the merger that may impact the Kodiak’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; (viii) legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting Kodiak; (ix) dilution caused by Kodiak’s issuance of additional shares of Kodiak Common Stock in connection with the Mergers; (x) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) Kodiak’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in Kodiak’s industry; (xii) changes in the oil and gas industry, including sustained decreases in the supply, demand or price of oil, natural gas, and natural gas liquids; (xiii) the competitive nature of natural gas compression services and treating services industry in which the Kodiak conducts its business; (xiv) the impact of adverse weather conditions in oil or gas producing regions; (xv) the level of, and obligations associated with, Kodiak’s indebtedness; (xvi) acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against Kodiak, and other political or security disturbances; (xvii) the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; and (xviii) other risk factors and additional information.

Kodiak believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Kodiaks undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Kodiak’s final prospectus, dated June 28, 2023, and those discussed throughout the Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” sections of Kodiak’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which are available on the Investor Relations page of Kodiak’s website at https:// https://ir.kodiakgas.com// and on the website of the SEC at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 19, 2023

Kodiak Gas Services, Inc.

By:	/s/ Kelly M. Battle
Name:	Kelly M. Battle
Title:	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary